Exhibit 16.1

July 6, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by JAKKS Pacific, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Amendment No. 1 to Form 8-K of JAKKS Pacific, Inc. dated July 6, 2006. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.

Very truly yours,

/s/ PKF, Certified Public Accountants, A Professional Corporation